Exhibit 5.1

[Letterhead of American International Group, Inc.]

June 29, 2012

American International Group, Inc.

180 Maiden Lane,

New York, NY 10038

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an indeterminate aggregate initial offering price or number of shares of common stock, par value $2.50 per share (the “Common Stock”), preferred stock, par value $5.00 per share (the “Preferred Stock”), and depositary shares (evidenced by depositary receipts) representing interests in shares of Preferred Stock, and an indeterminate aggregate principal amount of unsecured senior debt securities, subordinated debt securities and junior debt securities (collectively, the “Debt Securities”, and together with the Common Stock, Preferred Stock and depositary shares, the “Securities”) of American International Group, Inc., a Delaware corporation (the “Company”), I, as Senior Vice President and Deputy General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Each share of Common Stock has a related share purchase right (each, a “Right”) issued pursuant to the Tax Asset Protection Plan, dated as of March 9, 2011 (the “Rights Agreement”), between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”). Upon the basis of such examination, I advise you that, in my opinion:

(1) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.

(2) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act and the shares of Common Stock have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Common Stock will be validly issued.

(3) When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

(4) When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the depositary shares are to be issued (the “Deposit Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock represented by the depositary shares has been duly authorized and validly issued and is delivered to the depositary, and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold for a price determined by the Company’s Board of Directors which is not less than the par value of the underlying shares of Preferred Stock represented thereby, the depositary receipts evidencing the depositary shares will be validly issued, fully paid and nonassessable.

(5) When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture under which it is to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed, authenticated and issued in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with my opinion set forth in paragraph (2) above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

In connection with my opinion set forth in paragraph (5) above, I note that, as of the date of this opinion, a judgment for money in an action based on Debt Securities denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment. In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ KATHLEEN E. SHANNON

Kathleen E. Shannon